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                                                                    EXHIBIT 10.3

          AMERICAN GENERAL CORPORATION 1997 STOCK AND INCENTIVE PLAN
                AS AMENDED AND RESTATED AS OF FEBRUARY 1, 1998


1. PURPOSE


  The purpose of the American General Corporation 1997 Stock and Incentive Plan (the "Plan") is to provide a means through which American General Corporation, a Texas corporation, and its subsidiaries (collectively, the "Company") may attract able persons to enter the employ or become directors of the Company and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ or as directors. A further purpose of the Plan is to provide such persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the maximum incentive can be provided, the Plan provides for granting Incentive Stock Options, Non-Qualified Options, Restricted Stock Awards, Performance Awards, and Incentive Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular person.



2. DEFINITIONS


   The following definitions shall be applicable throughout the Plan:



   (a) "Award" means, individually or collectively, any Option, Restricted Stock Award, Performance Award, or Incentive Award.

   (b) "Board" means the Board of Directors of American General Corporation.

   (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

   (d) "Committee" means a committee of the Board that is selected by the Board as provided in Section 4(a).

   (e) "Common Stock" means the common stock of American General Corporation.

   (f) "Company" means, collectively, American General Corporation and its subsidiaries, except that, in Section 14 hereof, "Company" means only American General Corporation.

   (g) "Director" means an individual elected to the Board by the shareholders of American General Corporation or by the Board under applicable corporate law.


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   (h) "Employee" means any person (including a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

   (i) "Fair Market Value" means, as of any specified date, the average of the highest and lowest quoted selling prices of the Common Stock as reported on the Composite Tape for issues listed on the New York Stock Exchange on the specified date, or, if no sales were reported on the Composite Tape on such specified date, the average of the highest and lowest quoted selling prices of the Common Stock on the nearest dates before and after such specified date on which sales of the Common Stock were so reported.

   (j) "Grant Document" means the document or documents evidencing an Award under the Plan, which may be either an agreement between the Company and the Holder as to the Award or a notice of grant of the Award from the Company to the Holder (including any attached statement of the terms and conditions of the Award).

   (k) "Holder" means an employee or a non-employee Director who has been granted an Option, a Restricted Stock Award, a Performance Award, or an Incentive Award.

   (l) "Incentive Award" means an Award granted under Section 10 of the Plan.

   (m) "Incentive Stock Option" means an incentive stock option within the meaning of section 422(b) of the Code.

   (n) "Immediate Family" means, with respect to a Holder, the Holder's spouse, children or grandchildren (including adopted and step children and grandchildren).

   (o) "1934 Act" means the Securities Exchange Act of 1934, as amended.

   (p) "Non-Qualified Option" means an Option that is not an Incentive Stock Option.

   (q) "Option" means an Award under Section 7 of the Plan and includes both Non-Qualified Options and Incentive Stock Options to purchase Common Stock.

   (r) "Performance Award" means an Award granted under Section 9 of the Plan.

   (s) "Personal Representative" means the person who upon the death, disability, or incompetency of a Holder shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or the right to any Restricted Stock Award, Performance Award, or Incentive Award theretofore granted or made to such Holder.

   (t) "Plan" means the American General Corporation 1997 Stock and Incentive Plan, as amended from time to time.


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   (u) "Restricted Stock Award" means an Award granted under Section 8 of the
Plan.

   (v) "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.

3. EFFECTIVE DATE AND DURATION OF THE PLAN

   The Plan shall become effective on February 6, 1997, following adoption by the Board, provided the Plan is approved by the shareholders of American General Corporation within twelve months thereafter. Notwithstanding any provision in the Plan or in any Grant Document under the Plan, no Option shall be exercisable and no Award shall vest prior to such shareholder approval. No further Awards may be granted under the Plan after ten years from the date the Plan becomes effective. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards have been eliminated or the Restricted Stock Awards have been forfeited, and all Performance Awards and Incentive Awards have been satisfied or have terminated.

4. ADMINISTRATION

   (a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board, and such Committee shall be comprised solely of two or more outside Directors of American General Corporation (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder) who are also non-employee Directors (within the meaning of Rule 16b-
3). A majority of the Committee shall constitute a quorum. The Committee shall act by majority action at a meeting, except that action permitted to be taken at a meeting may be taken without a meeting if written consent thereto is given by all members of the Committee.

   (b) Powers. Subject to the express provisions of the Plan and except as otherwise provided below with respect to non-employee Directors, the Committee shall have authority, in its discretion, to determine which Employees or Directors of the Company shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option or Non-Qualified Option shall be granted, the number of shares to be subject to each Option and Restricted Stock Award, and the value of each Performance Award and Incentive Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees or Directors, their present and potential contribution to the Company's success, and such other factors as the Committee shall deem relevant. Notwithstanding the foregoing, the Board shall have authority, in its discretion, to make the determinations set forth above with respect to non-employee Directors.

   (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan and except as


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otherwise provided below with respect to non-employee Directors, this shall include the power to construe the Plan and the respective Grant Documents thereunder, to prescribe rules and regulations relating to the Plan and to determine the terms, restrictions, and provisions of the Grant Document for each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, to ensure that the grants of Awards are exempt under Rule 16b-3, and to make all other determinations necessary or advisable for administering the Plan. Without limiting the generality of the foregoing, Grant Documents providing for Awards under the Plan may contain such provisions covering a change of control (sometimes called a "change in control") of the Company, as defined by the Committee in its sole discretion, as the Committee may approve, not inconsistent with the terms of this Plan, including without limitation provisions for the acceleration of, vesting of, or the payment of cash in lieu of, any Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Grant Document relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The Committee may delegate to other persons the responsibility of performing ministerial acts in furtherance of the Plan's purposes. The determinations of the Committee on the matters referred to in this
Section 4 shall be conclusive. Notwithstanding the foregoing, the Board, in its discretion, shall have the power to determine the terms, restrictions, and provisions of the Grant Document for each Award with respect to non-employee Directors.

5. GRANT OF OPTIONS, RESTRICTED STOCK AWARDS, PERFORMANCE AWARDS, AND INCENTIVE AWARDS; SHARES SUBJECT TO THE PLAN

   (a) Stock Grant Limit. The Committee may from time to time grant Awards to one or more Employees or Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6. Subject to adjustment in the same manner as provided in Section 11 with respect to shares of Common Stock subject to Awards then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 7,000,000. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. The separate limitations contained in Sections 7, 8, and 9 with respect to specific types of Awards shall be applied in a manner which will permit compensation generated under the Plan which is intended to constitute "performance-based" compensation for purposes of section 162(m) of the Code to be treated as such "performance-based" compensation.

   (b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.


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6. ELIGIBILITY

   Awards may be granted only to persons who, at the time of grant, are key Employees of the Company or Directors. Awards may not be granted to any person who immediately after such grant is the owner, directly or indirectly, of more than 10% of the total combined voting power of all classes of stock of the Company. An Award may be granted on more than one occasion to the same person, and such Award may include an Incentive Stock Option, Non-Qualified Option, Restricted Stock Award, Performance Award, Incentive Award, or any combination thereof.

7. STOCK OPTIONS

   (a) Limitations on Awards. The maximum number of shares of Common Stock that may be subject to Option Awards granted to any one individual during any calendar year may not exceed 500,000 shares of Common Stock (subject to adjustment in the same manner as provided in Section 11 with respect to shares of Common Stock subject to Options then outstanding).

   (b) Option Period. The term of each Option shall be as specified by the Committee at the date of grant but shall not exceed ten years.

   (c) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times, commencing not earlier than six months from the date of grant, as determined by the Committee.

   (d) Stock Option Grant Document. Each Option shall be evidenced by an Option Grant Document in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify as an Incentive Stock Option under section 422 of the Code.

   (e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but, subject to adjustment in the same manner as provided in Section 11, shall not be less than the Fair Market Value of a share of Common Stock at the date such Option is granted. Notwithstanding the foregoing, Non-Qualified Options granted pursuant to the Letter Agreement dated February 12, 1997, between USLIFE Corporation and American General Corporation respecting Non-Qualified Options to be granted following the `Effective Time' of the `Merger Agreement' as referenced in such Letter Agreement, may be at a price less than the Fair Market Value of a share of Common Stock at the date such Non-Qualified Options are granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

   (f) Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option, for which certificates of stock have been registered in the Holder's name, and as to which the Grant Document for the respective Option requires no further restrictions.


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   (g) Special Limitations on Incentive Stock Options. An Incentive Stock Option
may be granted only to an individual who is an Employee at the time the Option is granted. In the case of Incentive Stock Options, the value of shares of stock for which such Options are exercisable for the first time in any one calendar year cannot exceed $100,000 based on the Fair Market Value of the stock at the date of grant according to section 422(d)(1) of the Code (or such other individual limit as may be in effect under the Code on the date of grant). An Incentive Stock Option shall not be transferable or assignable otherwise than by will or the laws of descent and distribution.

   (h) Stock Appreciation Rights. The Committee (concurrently with the grant of an Option or subsequent to such grant) may, in its sole discretion, grant to any Holder of an Option stock appreciation rights ("SARs"). SARs may give the Holder of an Option the right, upon written request, to surrender any exercisable Option or portion thereof in exchange for cash, whole shares of Common Stock, or a combination thereof, as determined by the Committee, with a value equal to the excess of the Fair Market Value, as of the date of such request, of one share of Common Stock over the Option price for such share multiplied by the number of shares covered by the Option or portion thereof to be surrendered. In the case of any SAR which is granted in connection with an Incentive Stock Option, such SAR shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or portion thereof to be surrendered. In the event of the exercise of any SAR granted hereunder, the number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise of such SAR. Additional terms and conditions governing any such SARs may from time to time be prescribed by the Committee in its sole discretion.

8. RESTRICTED STOCK AWARDS

   (a) Limitations on Awards. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to any one individual during any calendar year may not exceed 50,000 shares of Common Stock (subject to adjustment in the same manner as provided in Section 11 with respect to shares of Common Stock subject to Restricted Stock Awards then outstanding). Subject to adjustment in the same manner as provided in Section 11 with respect to shares of Common Stock subject to Restricted Stock Awards then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan with respect to Restricted Stock Awards shall not exceed 700,000.

   (b) Restriction Period to be Established by the Committee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee.

   (c) Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under


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certain circumstances (the "Forfeiture Restrictions"). The Forfeiture
Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) net income, (3) market share, (4) return on shareholders' equity, (5) the payment of cash dividends, (6) operating income, (7) operating return on shareholders' equity,
(8) finance receivables, (9) premium growth, or (10) total shareholder return,
(ii) the Holder's continued employment with the Company or continued service as a Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division, or department thereof by or in which the Holder is employed during the performance period. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

   (d) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto, and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award.

   (e) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law or the Committee.

9. PERFORMANCE AWARDS

   (a) Limitations on Awards. The maximum number of shares of Common Stock that may be subject to Performance Awards granted to any one individual during any calendar year may not exceed 100,000 shares of Common Stock, subject to adjustment in the same manner as provided in Section 11 with respect to shares of Common Stock subject to Performance Awards then outstanding.

   (b) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance of the Holder shall be measured.


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    (c) Performance Measures. A Performance Award shall be awarded to a Holder contingent upon future performance of the Company or any subsidiary, division, or department thereof by or in which such Holder is employed during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon
(i) the price of a share of Common Stock, (ii) net income, (iii) market share,
(iv) return on shareholders' equity, (v) the payment of cash dividends, (vi) operating income, (vii) operating return on shareholders' equity, (viii) finance receivables, (ix) premium growth, (x) total shareholder return, or (xi) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.

    (d) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Holder's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Holder's Performance Award during the performance period.

    (e) Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date.

    (f) Termination of Employment. A Performance Award shall terminate if the Holder does not remain continuously in the employ (or in service as a Director) of the Company at all times during the applicable performance period, except as may be determined by the Committee.

10. INCENTIVE AWARDS

    (a) Incentive Awards. Incentive Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Holder respecting any Incentive Award.

    (b) Award Period. The Committee shall establish, with respect to and at the time of each Incentive Award, a period over which the Award shall vest with respect to the Holder.


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    (c) Awards Criteria. In determining the value of Incentive Awards, the
Committee shall take into account a Holder's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

    (d) Payment. Following the end of the vesting period for an Incentive Award, the Holder of an Incentive Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Incentive Award, based on the then vested value of the Award. Payment of an Incentive Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to an Incentive Award, as determined by the Committee.

    (e) Termination of Employment. An Incentive Award shall terminate if the Holder does not remain continuously in the employ (or in service as a Director) of the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

11. EQUITABLE ADJUSTMENTS

    Subject to any required action by the Company's shareholders, upon the occurrence of any event which affects the shares of Common Stock in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Committee shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be issued in connection with such outstanding Awards and adjustments to any exercise price specified in the outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by or to be granted under the Plan. Further, the Committee, in its sole discretion, may make appropriate equitable adjustments, including, without limitation, those described in the immediately preceding sentence, in any other circumstances under which the Committee deems such adjustments to be desirable. Any adjustment made to an Incentive Stock Option hereunder, with respect to either (i) the number or price of shares of stock subject to Incentive Stock Options or (ii) the aggregate number of shares which may be issued pursuant to Incentive Stock Options, shall be made in a manner which will permit such option to continue to constitute an Incentive Stock Option within the meaning of section 422 of the Code.

12. AMENDMENT AND TERMINATION OF THE PLAN

    The Board may amend the Plan at any time and the Committee may amend any Award (and its

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related Grant Document) at any time, except as otherwise specifically provided in such Grant Document; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder of any Award under the Plan without the consent of the Holder, and provided, further, that the Board may not, without approval of the shareholders, amend the Plan (a) to increase the maximum aggregate number of shares which may be issued under the Plan or (b) to change the class of individuals eligible to receive Awards under the Plan. The Board, in its discretion, may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted.

13. EFFECT OF THE PLAN

    (a) No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an Employee or Director any right to an Award except as may be evidenced by a written instrument from the Company reflecting a grant by the Company of an Award and setting forth the terms and conditions thereof. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

    (b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or (ii) interfere in any way with the right of the Company to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

    (c) Other Laws; Withholding. The Company shall not be obligated to issue any shares of Common Stock until there has been compliance with such laws and regulations as the Company may deem applicable. No fractional shares of Common Stock shall be delivered. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

    (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, beneficiary, or other person shall have any claim against the Company as a result of any such action.

    (e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Section 7(g)) shall not be transferable or assignable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a "qualified domestic relations order" (as defined by the Code), (iii) with respect to Awards of Non-Qualified Options, if such transfer is permitted in the sole discretion of the Committee, by transfer by a Holder to a member of the Holder's Immediate Family, to a trust solely for the benefit of the Holder and the


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Holder's Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Holder and members of the Holder's Immediate Family, or (iv) with the consent of the Committee.

    (f) Section 162(m). It is intended that the Plan comply fully with and meet all the requirements of section 162(m) of the Code so that Options and Performance Awards granted hereunder and, if determined by the Committee, Restricted Stock Awards shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

    (g) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas.

14. MODIFICATION OF OUTSTANDING AWARDS

    Except as specified in this Section 14, notwithstanding the provisions of any Grant Document evidencing any Award outstanding hereunder on February 1, 1998, if such Grant Document contains provisions with respect to the effect of a "Change of Control" upon such Award, certain of those provisions shall be deemed modified as follows (subject to any consent of the Holder specifically required by the Grant Document):

    (a) Any provision in the applicable Grant Document which states that a Change of Control shall be deemed to have occurred in circumstances described substantially as follows:

    "the Company shall (i) merge or consolidate with or into another corporation or entity or enter into a share exchange between shareholders of the Company and another corporation or entity pursuant to Article 5.02 of the Texas Business Corporation Act and as a result of such merger, consolidation or share exchange less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation or entity shall then be owned in the aggregate by the former shareholders of the Company, other than
    (x) affiliates (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company or (y) any party to such merger, consolidation or share exchange or (ii) sell, lease, exchange or otherwise dispose of all or substantially all of the Company's property and assets in one transaction or a series of related transactions to one or more other corporations or entities that are not subsidiaries of the Company;"

shall be modified to provide that a Change of Control shall be deemed to have occurred if:

    "(i) the Company or any direct or indirect subsidiary of the Company shall merge or consolidate


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    with or into another corporation or entity or enter into a share exchange between shareholders of the Company or any direct or indirect subsidiary of the Company and another corporation or entity pursuant to Article 5.02 of the Texas Business Corporation Act and as a result of such merger, consolidation or share exchange less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation or entity or any parent thereof shall then be owned in the aggregate by the former shareholders of the Company, other than (x) affiliates (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company or (y) any party to such merger, consolidation or share exchange or (ii) the Company shall sell, lease, exchange or otherwise dispose of all or substantially all of the Company's property and assets in one transaction or a series of related transactions to one or more other corporations or entities that are not subsidiaries of the Company;"

    (b) Any provisions in the Grant Document of a stock option which would require the payment of the "Merger Spread" in connection with the automatic surrender and cancellation of the stock option when a Change of Control occurs because of a merger, consolidation or share exchange shall be deemed modified by the addition of the following provision:

    "Notwithstanding any other provision hereof, if a Change of Control occurs which would otherwise require the payment to the Holder of the Merger Spread and the automatic surrender and cancellation of the option hereunder, there shall be no payment of the Merger Spread and no automatic surrender and cancellation of the option. Instead, immediately prior to the occurrence of that particular type of Change of Control, the option shall become fully vested and exercisable. As used in the immediately preceding sentence, "immediately prior" to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the Holder to take all steps reasonably necessary to exercise the option fully and to deal with the shares purchased under the option so that those shares may be treated in the same manner in connection with the Change of Control as the shares of Stock of other shareholders."

    (c) Any provision in a Grant Document which might limit the Change-of-Control vesting of, or the Change-of-Control lapse of Forfeiture Restrictions with respect to, the Award under the Grant Document in the event that such vesting or lapse might constitute a "parachute payment" shall not apply if the Holder of the Award also holds, immediately prior to any such Change of Control, an individual employment or severance agreement with the Company pursuant to which the Company undertakes to pay the excise tax which might otherwise be imposed upon the Holder under section 280G of the Code in connection with such vesting or lapse.


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